EXHIBIT 10.5
ALTA MESA RESOURCES, INC.
2018 LONG TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan (the “Plan”), Alta Mesa Resources, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) an award (the “Award”) of Performance-Based Restricted Stock Units (the “Performance-Based RSUs”), as described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice will have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Target Number of Performance- Based RSUs:
Vesting Commencement Date:
Vesting Schedule and Performance Requirements:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement, effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, and has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. Grantee fully understands and accepts all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Award, and except as expressly set forth therein, may not be modified except by means of a writing signed by the Company and Participant.

Alta Mesa Resources, Inc.:	Participant:

By:	By:
Name:	Name:
Title:

Performance-Based RSU Grant Notice

Exhibit A

PERORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

ARTICLE I.
GENERAL

1.1    Award of RSUs and Dividend Equivalents.

(a)Subject to the terms and conditions of this Agreement and the Plan, the Company has granted to Participant, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), an initial award of Performance-Based RSUs as set forth in the Grant Notice (the “Target Performance- Based RSUs”); provided that the actual number of Performance-Based RSUs that are granted and may be earned under this Agreement is up to 200% (or as low as 0%) of the initial number of Target Performance-Based RSUs set out in the Grant Notice, with the final number to be dependent upon the achievement of the performance goals and objectives during each performance period as set forth on the attached Appendix (the “Performance Requirements”), which Appendix is hereby incorporated into this Agreement by reference. Each Performance-Based RSU represents the right to receive one Share or, at the option of the Company, an equivalent amount in cash as set forth in this Agreement; provided, however, that Participant will have no right to the distribution of any Shares or payment of any cash until such time, if ever, that a Performance-Based RSU has vested and become payable hereunder.

(b)The Company hereby grants to Participant, with respect to each Performance- Based RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable Performance-Based RSU is settled, forfeited or otherwise expires (the “Cumulative Dividends”). Each Dividend Equivalent entitles Participant to receive the equivalent value of the Cumulative Dividends paid on a single Share that has been earned under this Agreement.

1.2    Incorporation of Terms of Plan. The Performance-Based RSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3    Defined Terms. Capitalized terms not specifically defined in this Agreement will have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.4    Unsecured Promise. The Performance-Based RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.
VESTING, FORFEITURE AND SETTLEMENT

2.1    Vesting.

(a)The Performance-Based RSUs will become vested and payable according to the vesting schedule set forth in this Section 2.1 (the “Vesting Schedule”). Any fraction of a Performance- Based RSU that has become vested will be paid in cash in accordance with Section 2.3.

Performance-Based RSU Grant Notice

Vesting Schedule

The Performance-Based RSUs will be divided into three separate tranches (each, a “Tranche”), as follows:

Tranche	Number of Performance-Based RSUs	Performance Period
Tranche #1	[20% of Award]
Tranche #2	[30% of Award]
Tranche #3	[50% of Award]

In order for Tranche #1, as set forth in the table above, to become vested, Participant must have continuously been an Employee from the Vesting Commencement Date shown in the Grant Notice through December 31, 2018. In order for Tranche #2 or Tranche #3, as set forth in the table above, to become vested, Participant must have continuously been an Employee for the entire Performance Period for the particular Tranche. Subject to both subsection (b) of this Section 2.1 and Section 2.2 below, the Performance-Based RSUs earned under each Tranche shall become vested and payable effective as of the last day of the Performance Period for the particular Tranche (with respect to each Tranche, the “Vesting Date”), upon certification by the Committee of the achievement of the Performance Requirements for such Tranche for that Performance Period.

As of the Grant Date, the Performance Requirements applicable to Tranche #2 and Tranche #3 have not yet been defined because the Committee will approve such Performance Requirements at a later date. Upon receipt of such approval by the Company, the Performance Requirements will immediately and automatically become effective with respect to the Performance-Based RSUs to which they relate, with no requirement for Participant’s consent. Following the Committee’s approval of such Performance Requirements, the Appendix will be modified and replaced to reflect the Performance Requirements applicable to Tranche #2 and Tranche #3. Participant will receive a copy of such modified Appendix before the end of the Performance Period to which such Performance Requirements relate.

(b)Notwithstanding the vesting rules set forth in subsection (a) of this Section 2.1, in the event that Participant ceases to be an Employee within twelve (12) months following a Change in Control as a result of involuntary Termination of Service by the Company or a Subsidiary without Cause, then (x) the level of performance of the Performance Requirements shall be assumed to have been met at the target level for both the Performance Period which contains the date of Termination of Service, and
(y) any future Performance Periods covered by this Agreement, and 100% of Participant’s Target Performance-Based RSUs granted with respect to such Performance Periods shall immediately become vested and payable upon such Termination of Service. In such case, Participant’s Termination of Service will be considered the “Vesting Date” with respect to the Performance-Based RSUs that become vested and payable pursuant to this Section 2.1(b).
(c)    Dividend Equivalents will vest or be forfeited, as applicable, upon the vesting or forfeiture of the Performance-Based RSU with respect to which the Dividend Equivalent relates.

2.2    Forfeiture. With respect to each Tranche, any Performance-Based RSUs (including any Dividend Equivalents attached to such Performance-Based RSUs) that do not vest and become payable in accordance with Section 2.1 above shall immediately and automatically be cancelled and forfeited on the earlier of (i) Participant’s Termination of Service for any reason, or (ii) the end of the Performance Period.

Performance-Based RSU Grant Notice

2.3    Settlement.

(c)Performance-Based RSUs and any associated Dividend Equivalents that have become vested and payable under a particular Tranche in accordance with Section 2.1 will be paid in Shares or cash, at the Company’s option, as soon as administratively practicable after the applicable Vesting Date, but in no event more than sixty (60) days after such date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date that the Company reasonably determines on which making such payment would not cause a violation of Code Section 409A (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes such delay will not result in the imposition of excise taxes under Code Section 409A.

(d)If a Performance-Based RSU is paid in cash, the amount of cash paid with respect to the Performance-Based RSU will equal the Fair Market Value of a Share on the last trading day that immediately precedes the actual payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, derived by dividing (i) the Cumulative Dividends credited with respect to the related Performance-Based RSU that have vested and become payable hereunder, by (ii) the Fair Market Value of a Share on the last trading day that immediately precedes the actual payment date.

(e)All Shares delivered to or on behalf of Participant in exchange for vested Performance-Based RSUs or Dividend Equivalents shall be subject to any further transfer or other restrictions as may be required by Applicable Law, as determined by the Company.

2.4    No Rights as Stockholder. Participant will have no rights as a stockholder (including, without limitation, the right to vote and to receive dividends) with respect to any Performance-Based RSUs or Dividend Equivalents covered by this Agreement until the issuance of Shares to Participant (in certificated or book-entry form) upon the conversion of vested Performance-Based RSUs into Shares. Participant agrees to execute any documents that are reasonably requested by the Company in connection with the issuance of any Shares.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisor the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisor and not on any statements or representations of the Company or any of its employees or agents.

3.2    Tax Withholding.

(a)Participant must make arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations arising in connection with the Award. The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Performance-Based RSUs or Dividend Equivalents as
Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise deliverable under the Award.

(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Performance-Based RSUs and Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Performance-Based RSUs and Dividend Equivalents.

Performance-Based RSU Grant Notice

Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Performance-Based RSUs or Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit to, and are under no obligation to structure this Award to, reduce or eliminate Participant’s tax liability.

ARTICLE IV.
OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the Performance-Based RSUs, the Dividend Equivalents and the Shares subject to the Performance-Based RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2    Limited Transferability. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

4.3    Regulatory Restrictions on Shares. Notwithstanding the other provisions of this Agreement, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effectuated or obtained free of any conditions not acceptable to the Company. The Company will be under no obligation to Participant to (a) register for offering or resale, (b) qualify for exemption under federal securities law, (c) register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or (d) continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or appropriate to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

4.4    Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed to be amended to the minimum extent necessary to conform to Applicable Laws. Any determination in this regard that is made by the Administrator will be final, binding, and conclusive on all interested persons. The obligations of the Company and the rights of Participant are subject to compliance with all Applicable Laws.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the Performance-Based RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b -3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Performance-Based RSU Grant Notice

4.6    Notices.

(a)General. Any document relating to participation in the Plan, or any notice required or permitted hereunder, shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for Participant by the Company, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company (c/o Secretary of the Company) at the Company’s principal office, and to Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.

(b)Description of Electronic Delivery. The Plan documents, which may include, but do not necessarily include, the Plan, the Grant Notice, this Agreement, and any prospectus or other report of the Company provided generally to the Company’s stockholders, may be delivered to Participant electronically. In addition, if permitted by the Company, Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail, or such other means of electronic delivery as may be specified by the Company.

(c)Consent to Electronic Delivery. Participant hereby acknowledges that Participant has read and understands this Section 4.6, and hereby consents to the electronic delivery of any Plan documents as described in Section 4.6(b). Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by providing written notice of such request to the Company. Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant understands and hereby agrees that Participant must provide the Company or any designated third party administrator with a paper copy of any document if the attempted electronic delivery of such documents fails. Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company in writing of such revised electronic mail address.

4.7    Administrator Authority; Decisions Conclusive and Binding.    Participant hereby
(a) acknowledges that a copy of the Plan has been made available for Participant’s review by the Company, (b) represents that Participant is familiar with the terms and provisions thereof, and (c) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to
(i) interpret this Agreement, the Grant Notice and the Plan, (ii) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (iii) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice. No employee of the Company who is acting with the requisite authority on behalf of the Administrator will be personally liable for any action, determination or interpretation that is made in good faith with respect to the Plan, this Agreement or the Grant Notice.

4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede, in their entirety, all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (a) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (b) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan will not be valid or binding or of any force or effect. Notwithstanding the foregoing or any other provision of the Grant Notice or this Agreement to the contrary, to the extent that an employment or severance agreement between the Company (or an Affiliate) and Participant provides for more favorable vesting

Performance-Based RSU Grant Notice

terms with respect to equity awards granted to Participant under the Plan, then the vesting terms specified in such employment or severance agreement shall supersede and control over the vesting terms that would otherwise apply to the Performance-Based RSUs and Dividend Equivalents under the terms of this Agreement.

4.9    Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, will not in any way be affected or impaired thereby.

4.10    Survival of Certain Provisions. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder will survive any termination or expiration of this Agreement or the Participant’s Termination of Service.

4.11    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance-Based RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or Shares as a general unsecured creditor with respect to the Performance-Based RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

4.12    Compensation Recoupment. The Award (and all Shares and cash issuable thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any regulations or rules promulgated thereunder, (b) any other clawback provision required by Applicable Laws or the listing standards of any applicable stock exchange or national market system, (c) any clawback policies adopted by the Company to implement any such requirements, or (d) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent that is determined by the Administrator, in its discretion, to be applicable with respect to Participant.

4.13    No Effect on Employment or Service Relationship. Nothing in the Plan, the Grant Notice or this Agreement (a) confers upon Participant any right to continue as an Employee of the Company or any Subsidiary or (b) interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.14    Construction. Headings in this Agreement are included for convenience and will not be considered in the interpretation of this Agreement. Reference to any statute, rule, or regulation includes any amendment thereto or any replacement thereof, as well as the authoritative guidance issued thereunder by the appropriate governmental entity. Pronouns will be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. A reference to any party to this Agreement will include such party’s successors and permitted assigns. This Agreement will be construed according to its fair meaning and not strictly construed against the Company.

4.15    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one and the same instrument.

Performance-Based RSU Grant Notice

4.16    Modification. Except as otherwise expressly provided herein, no amendment or modification of this Agreement or the Grant Notice shall be valid or binding upon the parties hereto unless the amendment or modification is in writing that is signed by the parties and references this Agreement or the Grant Notice, applicable; provided, however, that the Company may amend or modify this Agreement or the Grant Notice without Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary or appropriate for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other authoritative guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

[End]

Performance-Based RSU Grant Notice

APPENDIX

PERFORMANCE GOALS

Performance Period
(Tranche #1):    February 9, 2018 - December 31, 2018

Performance Metric

(Tranche #1):
The Performance-Based RSUs under Tranche #1 may be earned based on the Company’s consolidated EBITDAX (i.e., earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses) during the Performance Period, as determined by the Committee.

Performance Goal

(Tranche #1):
The number of Performance-Based RSUs that may be earned under Tranche #1 shall be determined by multiplying the Target Performance-Based RSUs by the applicable percentage determined based on the Company’s EBITDAX during the Performance Period, as set forth under the following chart:

Level*	EBITDAX	Performance-Based RSUs (Payout %)
Threshold	$385MM	50% of Target Performance-Based RSUs
Target	$450MM	100% of Target Performance-Based RSUs
Maximum	$540MM	200% of Target Performance-Based RSUs

*The payout percentage for determining the actual number of Performance- Based RSUs that have become payable will be interpolated for performance between Threshold and Target, and also for performance between Target and Maximum. For the avoidance of doubt, there will be no payout, and no Performance-Based RSUs under Tranche #1 will vest, if the Threshold performance level set forth above is not reached.

Performance-Based RSU Grant Notice